EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Blonder Tongue Laboratories, Inc.
Old Bridge, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated
February 16, 1996, relating to the consolidated financial statements and schedule of Blonder Tongue Laboratories, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP

Woodbridge, New Jersey
October 22, 1996